        OFFICE OF THE U.S. TRUSTEE - REGION 3
           MONTHLY REPORTING REQUIREMENTS
           FOR THE MONTH OF MARCH 1997

DEBTOR NAME:   FRUEHAUF TRAILER CORPORATION
CASE NUMBER:   96-1563 (PJW)


This monthly report is unaudited and prepared by the management of Debtors. While the management of the Debtors has made every effort to make the report accurate and complete based on the information that was available as of the preparation of the report, receipt of additional information after filing the report may result in material changes to the financial and operational data contained in the report. With respect to the financial statements in particular, it should be noted that the Debtor has not completed as of the date of preparation of the report a detailed inventory valuation in accordance with the last-in, first out ("LIFO") method of accounting, which is the Debtor's method of accounting for inventories. As such, the accompanying financial statements do not include any adjustment that would result from the completion of the LIFO computation.

        OFFICE OF THE U.S. TRUSTEE - REGION 3
          CONDENSED STATEMENT OF OPERATIONS
           FOR THE MONTH OF MARCH 1997

DEBTOR NAME:   FRUEHAUF TRAILER CORPORATION
CASE NUMBER:   96-1563 (PJW)


See Statement of Operations for reporting period attached.

          FRUEHAUF TRAILER CORPORATION
              (Debtor-in-Possession)
        CONDENSED STATEMENT OF OPERATIONS
       (in thousands, except per share amounts, unaudited)

                         Month          Month         Month
                         Ended          Ended         Ended
                         3/31/97       2/28/97       1/31/97
                         -------       --------      --------
Net sales. . . . . . . . .      $15,192        $17,210        $16,807
Cost of goods sold . . . .       12,774         14,812         14,821
                                -------        -------       --------
  Gross margin . . . . . .        2,418          2,398          1,986

Engineering, selling and
administrative expenses . .       2,933          2,538          2,694
                                -------        -------       --------
Loss from operations               (515)          (140)          (708)

Interest expense                   (298)          (372)          (387)
Equity income (loss) in FIL .         0              0              0
Equity income (loss)
    in Jacksonville . . . . .         0             (1)            (1)
Equity income (loss)
    in Maryland . . . . . . .       (42)           (42)           (42)
Equity income (loss)
    in Fruehauf de Mexico . .      (156)          (122)          (174)
Other . . . . . . . . . . . .       415            106            146
                                --------        -------         -------
  Loss before
     reoganization items. .        (596)          (571)         (1,166)

Reorganization Items:
 Professionaland Other fees
     of Bankruptcy . .. . .      (1,093)          (821)           (973)
 Gain (loss) of disposition
     of assets . . . . .         11,889             89             525
                                 -------        -------         -------
Total reorganization items       10,796           (732)           (448)
                                 -------        -------         -------
  Income (loss) before
   income taxes. . . . .         10,200         (1,303)         (1,614)

Provision for income
   taxes . . . . . . . .             --             --              --
                                 -------        -------         -------

Net Income (loss) before
   extraordinary items . .       10,200         (1,303)         (1,614)

Extraordinary Loss on early
    extinguishment of
    debt . . . . . . . .              --             --            --
                                  -------        -------         -------

  Net loss . . . . . . .         $10,200        $(1,303)        $(1,614)
                                  =======        =======         =======



        OFFICE OF THE U.S. TRUSTEE - REGION 3
              CONDENSED BALANCE SHEET
           FOR THE MONTH OF MARCH 1997

DEBTOR NAME:   FRUEHAUF TRAILER CORPORATION
CASE NUMBER:   96-1563 (PJW)



See Balance Sheet attached.

Notes:

(1) The investments in Fruehauf International Limited,
Jacksonville Shipyards, Inc. and Maryland Shipbuilding &
Drydock Company are recorded gross without giving effect to intercompany accounts payable by Fruehauf Trailer
Corporation to the respective entities. The intercompany accounts payable to such affiliated debtors is included in the intercompany accounts payable balance.

(2) Accrued Compensation not subject to compromise includes accrued but unpaid postpetition wages, as well as accrued prepetition liabilities, including vacation pay and health insurance accruals. Payment of such amounts was authorized by the Motion and Order of Debtors and Debtors in Possession for an Order Authorizing Them to (A)
Pay Prepetition Employee Wages, Salaries and Related
Items; (B) Reimbursable Prepetition Business Expenses;
Make Payments For Which Payroll Deductions Were Made; and
(E) Pay All Costs and Expenses Incident to the Foregoing
Paymenrs and Contributions.

(3) Debt not subject to compromise consists solely of the debtor-in-possession lending facility provided by
Madeleine LLC, an affiliate of Cerberus Partners, L.P.
Such lending facility was approved pursuant to the Interim
Order (I) Authorizing Postpetition Financing, (II)
Granting Senior Liens and Super-Priority Administrative
Expense Claim Status of Madeleine, LLC and Affiliate of
Cerberus Partners, L.P. Pursuant to 11 U.S.C. Section
503(b), 507 AND 364, (III) Providing Adequate Protection to Certain Prepetition Secured Noteholders, (IV) Providing for Related Relief, and (V) Scheduling a Final Hearing
Pursuant to Bankruptcy Rule 4001(c).

(4) Accrued warranty and product liability and Other
Liabilities not subject to compromise include reserves for prepetition warranty liabilities. Such amounts were authorized pursuant to the Motion and Order of Debtors and Debtors in Possession Authorizing Them to Honor Certain
Prepetition Obligations to Customers.

  FRUEHAUF TRAILER CORPORATION
      (Debtor-in-Possession)
    CONDENSED BALANCE SHEET
   (in thousands, unaudited)

                                    March 31,      February 28,   January 31,
                                       1997            1997          1997
                                  -------------     ------------  -----------
ASSETS

Current assets
 Cash and cash equivalents . .       $ 5,650           $ 3,995      $ 3,440
 Intercompany Accounts Receivable     32,022            32,022       32,022
 Trade Accounts receivables . .       17,691            21,171       19,474
 Inventories . . . . . . . . .        18,924            20,145       22,893
 Other current assets. . . . .         4,225             5,415        4,148
                                    --------          --------      -------
     Total current assets. . .        78,512            82,748       81,977

Restricted cash. . . . . . . .        11,232             6,199        6,249
Prepaid pension cost . . . . .         7,967             7,960        7,953
Assets held for sale . . . . .           443               443          694
Deferred debt issuance costs . .       4,652             4,652        4,652
Other assets and deferred charges      4,362             4,455        4,441
Investment in FIL . . . . . . . .     24,660            24,817       24,939
Investment in Jacksonville
   Shipyards . . . . . . . . . .      10,650            10,649       10,650
Investment in Maryland
   Shipbuilding . . . . . . . .        8,608             8,651        8,693
Investment in CEMCO . . . . . . .    (30,227)          (30,227)     (30,227)


Gross fixed assets. . . . . .         24,127            29,458       29,433
 Less - accumulated
      depreciation . . . . . .       (10,859)          (13,833)     (13,687)
                                    --------          --------      --------
Net fixed assets . . . . . . .        13,268            15,625       15,746

     Total assets. . . . . . .      $134,127          $135,972      $135,767
                                    ========          ========      ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
 Trade accounts payable. . . . . . .  $ 3,100      $ 2,358        $ 2,805
 Accrued compensation and benefits      3,163        3,415          3,101
 Accrued warranties and
    products liability . . . . . . .     1,642        1,602          1,600
 Debt . . . . . . . . . . . . . . .     19,246       36,567         34,794
 Other current liabilities . . . . .     8,674        3,743          3,613
 Deferred gain . . . . . . . . . . .       913          913            929
 Other liabilities. . . . . . . . .      2,348        2,503          2,527
                                       --------     --------       -------
     Total current liabilities . . .    39,086       51,101         49,369

Liabilities subject to settlement
  under chapter 11 reorganization
  proceedings . . . . .  . . . . .      207,780      207,811       208,034
                                       --------      --------      --------

Stockholders' deficit . . . . . . .    (112,739)     (122,940)     (121,636)

Total liabilities and
 stockholders' deficit. . . . . . . .  $134,127      $135,972      $135,767
                                       ========      ========      ========

        OFFICE OF THE U.S. TRUSTEE - REGION 3
       STATEMENT OF CASH RECEIPTS AND DISBURSEMENTS
           FOR THE MONTH OF MARCH 1997

DEBTOR NAME:   FRUEHAUF TRAILER CORPORATION
CASE NUMBER:   96-1563 (PJW)

See Consolidate Statement of Cash Flows for the reporting period attached. The Debtor maintains approximately 100 bank accounts. The list includes approximately 44 disbursements, as well as approximately 44 depository accounts. In addition, the Debtor maintains other certain funding and restricted cash accounts. Copies of bank statements and related bank reconciliations will be provided upon request of the Debtor.

The Debtor maintains decentralized accounting functions at its plant and branch locations, including accounts receivable and accounts payable. Thus, the Debtor maintains the large number of bank accounts discussed above. Each location maintains its separate cash receipts and cash disbursements supporting detail. Any or all of the locations' supporting detail can be provided upon request of the Debtor.

          FRUEHAUF TRAILER CORPORATION
             (Debtor-in-Possession)
  CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
            (in thousands, unaudited)

                                       For the        For the       For the
                                       Month of       Month of      Month of
                                      March 1997    February 1997 January 1997
                                     -----------    ------------  ------------
Operating Activities:
Net Income (loss). . . . . . . .       $ 10,200        $(1,303)      (1,614)
Adjustments to reconcile net income
     to net cash from (used in)
     operating activities:
Depreciation. . . . . . . . . . . .          123           160          158
Gain on sale of excess assets . . .          (16)          (15)        (542)
Gain on sale of Delphos assets . .       (11,889)            0            0
Increase (decrease) in cash due
to changes in operating assets
and liabilities:
   Net receivables . . . . . . . .         3,335        (1,840)        (3,339)
   Net inventories . . . . . . . .           (15)        2,955          2,801
   Other current assets . . . . . .          566        (1,273)           340
   Trade accounts payable. . . . .          1,316         (457)          (537)
   Other assets and liabilities. .          4,424          252           (557)
                                          -------       -------        -------
      Net cash provided by (used in)
      operating activities. . . . .         8,044        (1,521)       (3,290)
                                          =======        =======       =======
Investing Activities:
Capital expenditures . . . . . . .            (6)            (25)          (1)
Proceeds from sale of excess assets . .        0             250          833
Proceeds from sale of Delphos assets .    15,934               0            0
Decrease (Increase) in restricted cash    (5,002)            107           (1)
                                          -------         -------      -------
      Net cash provided by investing
      activities. . . . . . . . .         10,929             332          831
                                          =======         =======      =======
Financing Activities:
Proceeds (repayments) from DIP lending
 facility from Madeleine LLC . . . . .    (17,321)          1,773          254
Principal repayments of
  long-term debt . . . . . . . . .            --               --          --
                                          -------         -------       ------
    Net cash from
    financing activities. . . . .         (17,321)          1,773          254
                                          =======         =======       ======
Net increase in cash and cash
    equivalents. . . . . . . . . .          1,652             584      (2,205)
Cash and cash equivalents at
    beginning of period . . . . . .         4,116           3,532       5,737
                                          -------         -------       ------
Cash and cash equivalents at
    end of period . . . . . . . . .       $ 5,768        $ 4,116       $3,532
                                          =======         =======       ======